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                                                                      EXHIBIT 16

                       [LETTERHEAD OF RAMMELL & COMPANY]





January 31, 1997



Filing Desk, First Floor
450 Fifth St., N.W.
Securities Exchange Commission
Washington, DC 20549

Gentlepersons:

I am not in disagreement with the statements contained in form 8K, Change in Registrant's Certifying Accountant for Bagdad Chase, Inc. dated 1-27-97.

RAMMELL & COMPANY



BY /s/ Kenneth J. Rammell
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